SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2009

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On Friday, January 9, 2008, Sun Bancorp, Inc., (the “Registrant”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”), pursuant to which the Registrant issued and sold (i) 89,310 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,543,376 shares of the Registrant’s Common Stack, $1.00 par value per share (the “Common Stock”) for an aggregate purchase price of $89,310,000 in cash (the transaction being referred to as the “Investment”).

The board of directors of the Registrant has determined that continuing to participate in the TARP CPP is contrary to the best interests of the Registrant, its shareholders and its employees. Accordingly, the board of directors approved a return of the Investment to Treasury as authorized under recent amendments to the TARP CPP that were a part of the American Recovery and Reinvestment Act of 2009.

On April 8, 2009, the Registrant returned to the Treasury a total of $89,967,420.83 which includes the original investment amount of $89,310,000 plus accrued but unpaid dividends of $657,420.83, and received in return, and cancelled, the share certificate for the Preferred Stock. In connection with this transaction, the Registrant and Treasury entered into a Letter Agreement dated April 8, 2009 (the “Redemption Letter Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Pursuant to the terms of the Redemption Letter Agreement, the Registrant has fifteen calendar days to notify Treasury whether it will repurchase the Warrant from Treasury or deliver a substitute warrant which will be identical to the Warrant except that Section 13(H) of the Warrant would be deleted.

Item 8.01	Other Information

On April 8, 2009, the Registrant issued a press release announcing the consummation of the transaction described above under “Item 1.01 Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated April 8, 2009

99.1	Press Release dated April 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: April 8, 2009	By:	/s/ Dan A. Chila
Dan A. Chila Executive President and Chief Financial Officer